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                                                                  Exhibit 99(a)


[WHITE MOUNTAINS LOGO](R)


                                                        PRESS
                                                        RELEASE

                                                        CONTACT: Dennis Beaulieu
                                                                 603-640-2206

                             WHITE MOUNTAINS REPORTS
                           RESULTS OF SHAREHOLDER VOTE

HAMILTON, Bermuda, August 23, 2001 - White Mountains Insurance Group, Ltd.'s Annual General Meeting of Shareholders was held on August 23, 2001 at which a quorum was present either in person and/or represented by proxy.

Shareholders, by a majority vote of no less than 90% of the shares entitled to vote on each proposal, voted to: re-elect Patrick Byrne, Steven Fass, K. Thomas Kemp, Gordon Macklin and Joseph Steinberg as Class I Directors with terms ending in 2004; elect K. Thomas Kemp and Gordon Macklin to the Board of Directors of Fund American Enterprises, Ltd.; amend the Company's Long-Term Incentive Plan; authorize the issuance of additional Common Shares upon the conversion of Convertible Preference Shares and the exercise of Series B Warrants; and, ratified the appointment of PricewaterhouseCoopers as the Company's independent auditors for 2001.

Deputy Chairman Gordon Macklin said, "We are pleased and gratified by the results of the voting and will strive to achieve results worthy of the confidence and support exhibited by our Owners."

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company's web site located at www.whitemountains.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. White Mountains cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by White Mountains. These factors include: (i) competitive forces, including the conduct of other property and casualty insurers and reinsurers,
(ii) changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients, (iii) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting White Mountains' financial position, and (iv) loss reserves and other balance sheet items established by White Mountains subsequently proving to have been inadequate. White Mountains cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by White Mountains speak only as of the date on which they are made, and White Mountains does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

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CORPORATE HEADQUARTERS:                      EXECUTIVE OFFICES:
WHITE MOUNTAINS INSURANCE GROUP, LTD.        WHITE MOUNTAINS INSURANCE GROUP, LTD.
12 CHURCH STREET, SUITE 322                  80 SOUTH MAIN STREET, HANOVER,  NH   03755
HAMILTON, HM 11   BERMUDA                    PH:  603-643-1567 - FAX:  603-643-4562
PH: 441-296-6011 - FAX: 441-296-9904         www.whitemountains.com
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